                                  EXHIBIT 10.6

                               Lease Agreement for
               1525 Valley Center Parkway, Bethlehem, Pennsylvania

                       FIRST AMENDMENT TO LEASE AGREEMENT

          This First Amendment is made this 23rd day of December, 2003, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (hereinafter "Landlord"), and SYNCHRONOSS TECHNOLOGIES, INC., a Delaware corporation (hereinafter "Tenant").

          WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated January 31, 2002 (the "Lease"), relating to premises containing approximately 22,000 rentable square feet (the "Premises") located in the building known and identified as 1525 Valley Center Parkway, Bethlehem, Pennsylvania (the "Building"); and

          WHEREAS, Tenant desires to lease additional space in the Building for a term of one (1) year and Landlord has agreed thereto.

          NOW, THEREFORE, the parties hereto agree as follows;

          1. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

          2. For the period January 1, 2004 through December 31, 2004 (the "Additional Premises Term"), the "Premises" under the Lease shall consist of both the approximately 22,000 rentable square feet currently leased by Tenant and an additional approximately 2,605 rentable square feet which is illustrated on Exhibit "A" attached hereto (the "Additional Premises"). The Additional Premises shall be delivered to Tenant on January 1, 2004 and accepted by Tenant in its "as is" "where is" condition and Landlord shall have no obligations whatsoever to improve same for Tenant's use and occupancy.

          3. Commencing on January 1, 2004 (the "Effective Date") and continuing during the Additional Premises Term, Tenant shall pay Minimum Annual Rent for the Additional Premises, at the times and in the manner provided in the Lease, in the amount of $39,075.00 in monthly installments of $3,256.25.

          4. Commencing on the Effective Date and continuing during the Additional Premises Term, Tenant shall pay Estimated Annual Operating Expenses for the Additional Premises, at the times and in the manner provided in the Lease, in the amount of $21,256.80 in monthly installments of $1,771.40, subject to adjustment and reconciliation as set forth in the Lease.

          5. Tenant's Proportionate Share with respect to the Additional Premises shall be 3.47%.

          6. The Expiration Date for the leasing of the Additional Premises shall be December 31, 2004. Failure of Tenant to vacate the Additional Premises on or before December 31, 2004, without Landlord's prior written approval, shall be subject to the holdover provisions of the Lease.

          7. Except as expressly modified hereby, the Lease shall remain in full force and effect in accordance with its terms. Specifically, without limitation, in the event of any default by Tenant of any of its obligations under the Lease, as hereby amended, Landlord may pursue all remedies available under the Lease or otherwise at law or in equity. Accordingly, Tenant agrees to the following:

               (a) When the Lease, as hereby amended, and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the

Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which the Lease, as hereby amended, or true and correct copies thereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT, A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of the Lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which the Lease, as hereby amended, or true and correct copies thereof shall be good and sufficient warrant.

               (b) If Tenant shall default in the payment of the Rent due under the Lease, as hereby amended, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all sums due hereunder plus interest, costs and an attorney's collection commission equal to the greater of 10% of all such sums or $1,000, for which the Lease, as hereby amended, or a true and correct copy thereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE

ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rental and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial Term of the Lease, as hereby amended, and during any extended or renewal Term of the Lease, as hereby amended, and after the expiration of any extended or renewal Term of the Lease as hereby amended.

               (c) The warrants of attorney to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments of the Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

               (d) TENANT KNOWINGLY AND EXPRESSLY WAIVES (I) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (II) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER.

          8. Tenant acknowledges and agrees that the Lease is in full force and effect and Tenant has no claims against Rent due or to become due thereunder.

          9. This First Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this First Amendment to Lease Agreement to be duly signed the day and year first above written.

                                         LIBERTY PROPERTY LIMITED PARTNERSHIP,
                                         BY ITS SOLE GENERAL PARTNER, LIBERTY
                                         PROPERTY TRUST


                                         By: /s/ Robert L. Kiel
                                             -----------------------------------
                                             Robert L. Kiel
                                             Senior Vice President, Regional
                                             Director


                                         SYNCHRONOSS TECHNOLOGIES, INC.


                                         By: /s/ LAWRENCE R. IRVING
                                             -----------------------------------
                                         Name: LAWRENCE R. IRVING
                                         Title: CFO

                      1525 VALLEY CENTER PARKWAY - 2,605 SF
                               Bethlehem, PA 18017

                                  (FLOOR PLAN)

 1510 VALLEY CENTER PARKWAY SUITE 240 BETHLEHEM PA 610-867-9100 FAX 610-867-7556

                                   EXHIBIT "A"

                                 LEASE AGREEMENT

                              (Multi-Tenant Office)

INDEX

SECTION                              SECTION                                PAGE
-------                              -------                                ----
1.  Summary of Terms and Certain Definitions.............................     l
2.  Premises.............................................................     2
3.  Acceptance of Premises...............................................     2
4.  Use; Compliance......................................................     2
5.  Term.................................................................     2
6.  Minimum Annual Rent..................................................     2
7.  Operation of Property; Payment of Expenses...........................     3
8.  Signs................................................................     5
9.  Alterations and Fixtures.............................................     5
10. Mechanics' Liens.....................................................     5
11. Landlord's Right to Relocate Tenant; Right of Entry..................     5
12. Damage by Fire or Other Casualty.....................................     6
13. Condemnation.........................................................     6
14. Non-Abatement of Rent................................................     6
15. Indemnification of Landlord..........................................     6
16. Waiver of Claims.....................................................     7
17. Quiet Enjoyment......................................................     7
18. Assignment and Subletting............................................     7
19. Subordination; Mortgagee's Rights....................................     7
20. Recording; Tenant's Certificate......................................     8
21. Surrender; Abandoned Property........................................     8
22. Curing Tenant's Defaults.............................................     8
23. Defaults - Remedies..................................................     8
24. Representations of Tenant............................................    10
25. Liability of Landlord................................................    10
26. Interpretation; Definitions..........................................    10
27. Notices..............................................................    11
28. Security Deposit.....................................................    11

RIDER

SECTION                              SECTION                                PAGE
-------                              -------                                ----
29. PA Additional Remedies...............................................    R-l
30. Condition of Premises................................................    R-2
31. Additional Provisions Relating to Minimum Annual Rent and
    Definition of "Lease Year"...........................................    R-2
32. Option to Extend Term................................................    R-3
33. Additional Provisions Relating to Premises...........................    R-4
34. Additional Provisions Relating to Operation of Property; Payment
    of Expenses..........................................................    R-5
35. Additional Provisions Relating to Signs..............................    R-5
36. Additional Provisions Relating to Landlord's Right to Relocate
    Tenant; Right of Entry...............................................    R-6
37. Additional Provisions Relating to Assignment and Subletting..........    R-6
38. Additional Provisions Relating to Subordination......................    R-6
39. Additional Provisions Relating to Surrender..........................    R-6
40. Additional Provisions Relating to Defaults - Remedies................    R-6
41. Additional Provisions Relating to Security Deposit...................    R-7
42. Additional Provisions Relating to Building Rules.....................    R-7
43. Tenant's Special Right of Early Termination..........................    R-8
44. Additional Space.....................................................    R-8

     THIS LEASE AGREEMENT is made by LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania Limited Partnership ("LANDLORD") with its address at 1510 Valley Center Parkway, Suite 240, Bethlehem, PA, 18017 and SYNCHRONOSS TECHNOLOGIES, INC., a corporation organized under the laws of Delaware ("TENANT") with its address at 1525 Valley Center Parkway, Bethlehem, PA 18017 and is dated as of the date on which this lease has been fully executed by Landlord and Tenant.

1. SUMMARY AND CERTAIN DEFINITIONS.

     (A)  "PREMISES": Approximate rentable square feet: 22,000
          (Section 2)

     (B)  "BUILDING": Approximate rentable square feet: 75,000
          (Section 2) Address: 1525 Valley Center Parkway
                               Bethlehem, PA 18017
                               (HANOVER TOWNSHIP, NORTHAMPTON COUNTY)

     (C)  "TERM": Ninety-one(91) months (Section 5).

          (i) "COMMENCEMENT DATE": February 1, 2002.

          (ii) "EXPIRATION DATE": See Section 5.

     (D)  MINIMUM RENT (Section 6) & OPERATING EXPENSES (Section 7).

          (i) "MINIMUM ANNUAL RENT": See Section 31.

          (ii) ESTIMATED "ANNUAL OPERATING EXPENSES": $153,120.00 (One Hundred Fifty-Three Thousand One Hundred Twenty and 00/100 Dollars), payable in monthly installments of $12,760.00 (Twelve Thousand Seven Hundred Sixty and 00/100 Dollars), subject to adjustment [Section 7(a)].

     (E)  "PROPORTIONATE SHARE" [Section 7(a)]: 29.33% (ratio of approximate rentable square feet in
                                                       the Premises to
                                                       approximate rentable
                                                       square feet in the
                                                       Building).

     (F) "USE" (Section 4): General business office use.

     (G) "SECURITY DEPOSIT" (Section 28): $96,249.99 (Ninety-Six Thousand Two Hundred Forty-Nine and 99/100 Dollars). See Section 41.

     (H)  CONTENTS: This lease consists of the Index, pages 1 through 11 containing Sections 1 through 28 and the following, all of which are attached hereto and made a part of this lease:
                    Rider with Sections 29 through 44.
                    Exhibits: "A" - Plan showing Premises
                              "B" - Commencement Certificate Form
                              "C" - Building Rules
                              "D" - Cleaning Schedule
                              "E" - Tenant Estoppel Certificate

2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown on attached Exhibit "A" within the Building (the Building and the lot on which it is located, the "PROPERTY"), together with the non-exclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any lobbies, hallways, driveways, sidewalks and parking, loading and landscaped areas (the "COMMON AREAS").

3. ACCEPTANCE OF PREMISES. Tenant has examined and knows the condition of the Property, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord. Tenant and its agents shall have she right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that the Premises are vacant and Tenant obtains Landlord's prior written consent.

4. USE; COMPLIANCE.

     (A) PERMITTED USE. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(f) above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any other tenant's normal operations or the management of the Building. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Art (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord's exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Common Areas for other than their intended use.

     (B) COMPLIANCE. From and after the Commencement Date, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant with respect to Tenant's use, occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises, (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building rules attached as Exhibit "C", as amended by Landlord from time to time, (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's option and at Tenants expense, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof as additional rent.

     (C) ENVIRONMENTAL. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

     (D) NOTICE. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding the ADA, Tenant shall give Landlord written notice, within 5 days after first learning thereof, providing all available information and copies of any notices.

5. TERM. The Term of this lease shall commence on the Commencement Data and shall end at 11:59 p.m. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlord's request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit "B".

6. MINIMUM ANNUAL RENT. Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments is the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section l(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord's address designated at the beginning of this lease unless Landlord designates otherwise; provided that rent for the first full month shall be paid at the signing of this lease. If the Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date until the first day of the following calendar month and shall be paid on or before the Commencement Date. As used in this lease, the term "LEASE YEAR" means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.

7. OPERATION OF PROPERTY; PAYMENT OF EXPENSES.

     (A) PAYMENT OF OPERATING EXPENSES. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in
Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff; provided that the monthly installment for the first full month shall be paid at the signing of this lease. Landlord shall apply such payments to the annual operating costs to Landlord of operating and maintaining the Property during each calendar year of the Term, which costs may include by way of example rather than limitation: insurance premiums, fees, impositions, costs for repairs, maintenance, service contracts, management and administrative fees, governmental permits, overhead expenses, costs of furnishing water, sewer, gas, fuel, electricity, other utility services, janitorial service, trash removal, security services, landscaping and grounds maintenance, and the costs of any other items attributable to operating or maintaining any or all of the Property excluding any costs which under generally accepted accounting principles are capital expenditures; provided, however, that annual operating costs also shall include the annual amortization (over an assumed useful life of ten years) of the costs (including financing charges) of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing operating expenses or directly enhancing the safety of tenants in the Building generally. The amount of the Annual Operating Expenses set forth in Section l(d) represents Landlord's estimate of Tenant's share of the estimated operating costs during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating costs increase. Tenant's obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease.

          (i) COMPUTATION OF TENANT'S SHARE OF ANNUAL OPERATING COSTS. After the end of each calendar year of the Term. Landlord shall compute Tenant's share of the annual operating costs described above incurred during such calendar year by
(A) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to Tenant or to any other tenant (as the case may be) those specific costs which Tenant or any other tenant has agreed to pay
(B) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to any vacant space those specific costs which were not incurred for such space; and (C) multiplying the adjusted annual operating costs by Tenant's Proportionate Share.

          (ii) RECONCILIATION. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property) Landlord shall provide Tenant with a statement of the actual amount of such annual operating costs for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant shall have the right to inspect the books and records used by Landlord in calculating the annual operating costs within 60 days of receipt of the statement during regular business hours after having given Landlord at least 48 hours prior written notice; provided, however, that Tenant shall make all payments of additional rent without delay, and that Tenant's obligation to pay such additional rent shall not be contingent on any such right.

     (B) IMPOSITIONS. As used in this lease the term "impositions" refers to all levies, taxes (including sales taxes and gross receipt taxes) and assessments, which are applicable to the Term, and which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing, upon or with respect to the Property or any part thereof, or any improvement thereto. Tenant shall pay to Landlord with the monthly payment of Minimum Annual Rent any imposition imposed directly upon this lease or the Rent (defined in Section 7(g)) or amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest herein.

          (i) Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any imposition or an increase in any imposition.

          (ii) If it shall not be lawful for Tenant to reimburse Landlord for any of the impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such imposition allocable to Tenant, unless prohibited by law.

     (C) INSURANCE.

          (i) PROPERTY. Landlord shall keep in effect insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee.

          (ii) LIABILITY. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $2,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord's agent as insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date, and subsequently renewals of, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

          (iii) WAIVER OF SUBROGATION. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.

          (iv) INCREASE OF PREMIUMS. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.

     (D)  REPAIRS AND MAINTENANCE; COMMON AREAS; BUILDING MANAGEMENT.

          (i) Tenant at its sole expense shall maintain the Premises in a neat and orderly condition.

          (ii) Landlord, shall make all necessary repairs to the Premises, the Common Areas and any other improvements located on the Property, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time.

          (iii) Notwithstanding, anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant's use, occupancy or alteration of, or Tenant's installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenant's use, occupancy or alteration of, or any other tenant's installation in or upon, the Property or by any act or omission of any other tenant or any other tenant's Agents.

     (E)  UTILITIES.

          (i) Landlord will furnish the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general offices between 8:00 am. and 6;00 p.m., Monday through Friday (legal holidays excepted). If Tenant shall require electricity or install electrical equipment including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or machines or equipment using current in excess of 110 volts, which will in any way increase the amount of electricity usually furnished for use as general office space, or if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord would be required during periods other than or in addition to business hours referred to above, Tenant will obtain Landlord's prior written approval and will pay for the resulting additional direct expense, including the expense resulting from the installation of such equipment and meters, as additional rent promptly upon being billed. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease.

          (ii) If at any time utility services supplied to the Premises are separately metered, the cost of installing Tenant's meter and the cost of such separately metered utility service shall be paid by Tenant promptly upon being billed.

     (F) JANITORIAL SERVICES. Landlord will provide Tenant with trash removal and janitorial services pursuant to a cleaning schedule attached as Exhibit "D".

     (G) "RENT." The term "RENT" as used in this lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue on all sums due but unpaid.

8. SIGNS. Landlord, at Landlord's expense, will place Tenant's name and suite number on the Building standard sign and on or beside the entrance door to the Premises. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of Landlord. All signs installed by Tenant shall be maintained by Tenant in good condition and Tenant shall remove ail such signs at the termination of this lease and shall repair any damage caused by such installation, existence or removal.

9. ALTERATIONS AND FIXTURES.

     (A) Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration or termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installations and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with Landlord's written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord.

     (B) Except for non-structural changes which do not exceed $5000 in the aggregate, Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent. Tenant shall pay the costs of any required architectural/engineering reviews. In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least 10 days prior to commencement thereof,
(ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and (iv) the occupants of the Building and of any adjoining property shall not be disturbed thereby. All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this, lease; at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease.

10. MECHANICS' LIENS. Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 5 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "MECHANIC'S LIEN" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien,

11. LANDLORD'S RIGHT TO RELOCATE TENANT; RIGHT OF ENTRY.

     (A) Landlord may cause Tenant to relocate from the Premises to a comparable space ("RELOCATION SPACE") within the Building by giving written notice to Tenant at least 60 days in advance, provided that Landlord shall pay for all reasonable costs of such relocation. Such a relocation shall not terminate, modify or otherwise affect this lease except that "Premises" shall refer to the Relocation Space rather than the old location identified in Section I(a).

     (B) Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.

12. DAMAGE BY FIRE OR OTHER CASUALTY.

     (A) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant Landlord shall notify Tenant in writing, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the data of the casualty to complete; in such event, either Landlord or Tenant may terminate this lease effective as of the date of casualty by giving written notice to the other within 10 days after Landlord's notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof Landlord may cancel this lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

     (B) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses So the extent the Premises are rendered untenantable as determined by the carrier providing the rental coverage endorsement.

13. CONDEMNATION.

     (A) TERMINATION. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi-public use, (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business or (iii) any of the Property is so taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

     (B) PARTIAL TAKING. If there is a condemnation and this lease has not been terminated pursuant to this Section, (i) Landlord shall restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which, the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes such restoration.

     (C) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise, payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemnor to Landlord.

     (D) TEMPORARY TAKING. No temporary taking of the Premises shall terminate this lease or give Tenant any right to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant's obligations hereunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord's costs of collection and, second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing by Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess will be paid to Tenant

14. NON-ABATEMENT OF RENT. Except as otherwise expressly provided as to damage by fire or other casualty in Section 12(b) and is to condemnation in Section 13(b), there shall be no abatement or reduction of the Rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

15. INDEMNIFICATION OF LANDLORD. Subject to Sections 7(c)(iii) and 16, Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing. Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents. Tenant's obligations pursuant to this Section 15 shall survive the expiration or termination of this lease.

16. WAIVER OF CLAIMS. Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 4(c) and 7(d)(iii).

17. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

18. ASSIGNMENT AND SUBLETTING.

     (A) LIMITATION. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be withheld unreasonably. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this lease and provided. Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a certification of such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under
Section 23. A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. "Transfer" shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this lease or Tenant's interest therein or in all or a portion of the Premises.

     (B) OFFER TO LANDLORD. Tenant acknowledges that the terms of this lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's proposed transferee.

     (C) CONDITIONS. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord's consent:

          (i) As of the date of any transfer, Tenant shall not be in default under this lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

          (ii) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any transfer.

          (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenant's obligations and the transferee's ratification of and agreement to be bound by all the provisions of this lease,
(B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

          (iv) Tenant shall pay, within 10 days of receipt of as invoice which shall be no less than $250, Landlord's reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is requested.

19. SUBORDINATION; MORTGAGEE'S RIGHTS.

     (A) This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises. Although the subordination is self-operative, within 10 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination of this lease and any further instruments of attornment that may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery; provided, however, that such subordination shall not affect any mortgagee's right to condemnation awards, casualty issuance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this lease.

     (B) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.

     (C) Notwithstanding the provisions of Sections 12 and 13 above, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's first mortgagee.

20. RECORDING; TENANT'S CERTIFICATE. Tenant shall not record this lease or a memorandum thereof without Landlord's prior written consent. Within 10 days after Landlord's written request from time to time:

     (A) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "E" or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications as may be requested by a mortgagee or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

     (B) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonably requested financial information.

21. SURRENDER; ABANDONED PROPERTY.

     (A) Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

     (B) Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Property. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this lease.

     (C) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be double the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22. CURING TENANT'S DEFAULTS. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.

23. DEFAULTS - REMEDIES.

     (A) DEFAULTS. It shall be an event of default.

          (i)  If Tenant does not pay in full when due any and all Rent;

          (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;

          (iii) If Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain unoccupied for more than 10 consecutive days, or removes or attempts to remove Tenant's goods or property other than in the ordinary course of business; or

          (iv) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days.

     (B) REMEDIES. Then, and in any such event. Landlord shall have the following rights:

          (i) To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to Landlord pursuant to this lease which is not paid within 5 days after the due date.

          (ii) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord's option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

          (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable.

          (iv) To terminate this lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

     (C) GRACE PERIOD. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that:

          (i) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth, in Section 22 or in the event of any default enumerated in subsections (a)(iii) and (iv) of this Section.

          (ii) Landlord shall not be required to give such 10 days notice more than 2 times during any 12 month period.

          (iii) If the default consists of something other than the failure to pay money which cannot reasonably be cured within 10 days, neither party will exercise any right if the defaulting party begins to cure the default within the 10 days and continues actively and diligently in good faith to completely cure said default.

          (iv) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlord's exercise of any available remedies.

     (D) NON-WAIVER; NON-EXCLUSIVE. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

     (E) COSTS AND ATTORNEYS' FEES. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

24. REPRESENTATIONS OF TENANT. Tenant represents to Landlord and agrees that:

     (A) The word "TENANT" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and affect as if given by or to all thereof.

     (B) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this lease at the time of such execution.

25. LIABILITY OF LANDLORD. The word "LANDLORD" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.

26. INTERPRETATION; DEFINITIONS.

     (A) CAPTIONS. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

     (B) ENTIRE AGREEMENT. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "INCLUDING" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

     (C) COVENANTS. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.

     (D) INTEREST. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of 15% per annum.

     (E) SEVERABIIITY; GOVERNING LAW. If any provisions of this lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

     (F) "MORTGAGE" AND "MORTGAGEE." The word "MORTGAGE" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "MORTGAGEE" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

     (G) "PERSON." The word "person" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.

27. NOTICES. Any notice or other communication under this lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this lease, except that after the Commencement Date Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlords attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

28. SECURITY DEPOSIT: At the time of signing this lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this lease. Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all of the provisions of this lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

     IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.


Date signed:                            LANDLORD:
2/14/02
                                        LIBERTY PROPERTY LIMITED PARTNERSHIP

                                        By: Liberty Property Trust Sole General
                                            Partner


                                        By: /s/ Robert L. Kiel
                                            ------------------------------------
                                        Name: Robert L. Kiel
                                        Title: Senior Vice President, Regional
                                               Director


Date signed:                            TENANT:
January 31, 2002
                                        SYNCHRONOSS TECHNOLOGIES, INC.


Attest: /s/ Holly S. Marston            By: /s/ Lawrence R. Irving
        -----------------------------       ------------------------------------
Name: Holly S. Marston                  Name: Lawrence R. Irving
Title: Executive Assistant              Title: CFO

29.  PENNSYLVANIA ADDITIONAL REMEDIES

          a. When this Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through, or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT, A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced, it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent defaults) or upon the termination of this Lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

          b. If Tenant shall default in the payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all sums due hereunder plus interest, costs, and an attorney's collection commission equal to the greater of ten percent (10%) of all such sums or $1,000.00, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time-to-time as often as any of said rental and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial Term of this Lease and during any extended or renewal Term of this Lease and after the expiration of any extended or renewal Term of this Lease.

          c. The warrants of attorney to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments of this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

          d. TENANT KNOWINGLY AND EXPRESSLY WAIVES (I) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (II) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER.

                                        SYNCHRONOSS TECHNOLOGIES, INC.


                                        By: /s/ Lawrence R. Irving
                                            ------------------------------------
                                        Name: Lawrence R. Irving
                                        Title: CFO

30.  CONDITION OF PREMISES

     Tenant understands and agrees that it is leasing the Premises from Landlord in its "AS-IS" condition, and that Landlord is required to perform no work with regard to the Premises. Tenant acknowledges that it is well aware of the condition of the Premises, in that is has occupied portions of the Premises for many months pursuant to an arrangement between Tenant and the prior tenant of the Premises.

31. ADDITIONAL PROVISIONS RELATING TO MINIMUM ANNUAL RENT AND DEFINITION OF "LEASE YEAR"

          a. Notwithstanding any provision of this Lease to the contrary, the time period commencing on February 1, 2002, and ending on August 31, 2002, shall be deemed the first lease year. Each subsequent period of twelve (12) full calendar months, thereafter, shall constitute each subsequent lease year.

          b. Tenant's Minimum Annual Rent obligation during the Term shall be as set forth in the following schedule:

                       MINIMUM ANNUAL                    MONTHLY
                     RENT PER RENTABLE     MINIMUM     INSTALLMENT
                      SQUARE FOOT PER       ANNUAL      OF MINIMUM
TIME PERIOD                 YEAR             RENT      ANNUAL RENT
-----------          -----------------   -----------   -----------
First Lease Year           $13.80        $303,600.00    $25,300.00
Second Lease Year          $14.20        $312,400.00    $26,033.33
Third Lease Year           $14.60        $321,200.00    $26,766.67
Fourth Lease Year          $15.50        $341,000.00    $28,416.67
Fifth Lease Year           $16.00        $352,000.00    $29,333.33
Sixth Lease Year           $16.50        $363,000.00    $30,250.00
Seventh Lease Year         $17.00        $374,000.00    $31,166.67
Eighth Lease Year          $17.50        $385,000.00    $32,083.33

32.  OPTION TO EXTEND TERM

     Provided that Landlord has not given tenant notice of default more than two
(2) times preceding the Expiration Date, that there then exists no event of default by tenant under this lease or any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant is the sole occupant of the Premises, Tenant shall have the right and option to extend the Term for one (1) additional period of sixty (60) months, exercisable by giving Landlord prior written notice, at least nine (9) months in advance of the Expiration Date, of Tenant's election to extend the Term; it being agreed that time is of the essence and that this option is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party. Such extension shall be under the same terms and conditions as provided in this Lease except as follows:

          a. The additional period shall begin on the Expiration Date and thereafter the Expiration Date shall be deemed to be the fifth anniversary of the previous Expiration Date;

          b. There shall be no further options to extend; and

          c. Tenant's Minimum Annual rent obligation on account of the first twelve (12) months of the additional period (the "First Extension Year") shall be the greater of Tenant's Minimum Annual Rent obligation on account of the last twelve (12) months of the initial Term (the "Previous Rent") or the fair market rent as determined in accordance with the provisions of this subsection. Within thirty (30) days after Landlord receives notice of Tenant's exercise of its option to extend the Term, but in no event prior to nine (9) months prior to the Expiration Date, Landlord will give notice to Tenant stating either that the Minimum Annual Rent for the First Extension Year shall be the Previous Rent or stating Landlord's good faith determination of the fair market rent then applicable to the Premises (the "Rent Notice"). If the Rent Notice states that the Previous Rent shall apply, the Previous Rent shall be the Minimum Annual Rent for the First Extension year. If the Rent Notice states a fair market rent and, if, within twenty (20) days after receiving the Rent Notice, Tenant gives notice to landlord that Tenant accepts the rent as set forth in the Rent Notice or Tenant fails to notify Landlord of an objection to such rent, the Minimum Annual Rent as stated in the Rent Notice shall be Tenant's Minimum Annual rent obligation applicable to the First Extension year. If, within the aforesaid twenty (20) day period Tenant gives notice to Landlord ("Tenant's Reply") of Tenant's objection to the rent as stated in the Rent Notice, stating in such notice of objection Tenant's opinion of the fair market rent applicable to the Premises, Landlord and Tenant will both act reasonably and in good faith to arrive at a mutually acceptable fair market rent. If, on or before thirty (30) days after Landlord's receipt of Tenant's reply, Landlord and Tenant have not come to an agreement as to fair market rent, Tenant's exercise of this option to extend the Term shall be deemed null and void, and Tenant shall have no further options to extend the Term. If Landlord and tenant, within such thirty (30) day period, agree to a fair market rent, such agreement shall be confirmed in a letter agreement which shall constitute an amendment to this Lease. For the second and each subsequent twelve (12) month period of the additional period, tenant's Minimum Annual rent obligation shall increase by three percent (3%) of Tenant's Minimum Annual Rent obligation applicable to the immediately preceding twelve (12) month period - i.e., Tenant's Minimum Annual Rent obligation for the second year of the additional period shall be one hundred three percent (103%) of Tenant's Minimum, Annual Rent obligation for the First Extension Year;

Tenant's Minimum Annual Rent obligation for the third year of the additional period shall be one hundred three percent (103%) of Tenant's Minimum Annual rent obligation for the second year of the additional period; and so on throughout the additional period.

33.  ADDITIONAL PROVISIONS RELATING TO PREMISES

          a. Landlord agrees that one hundred fifty (150) paved parking spaces will be available for the use of Tenant's employees and guests on the Property. Landlord shall have no obligation to designate specific parking spaces, to mark specific parking spaces, or to police the use of parking spaces.

          b. Tenant shall be permitted to install a fuel operated back-up generator on the Property outside of the Premises, in accordance with the following terms, conditions, and limitations:

               i. The generator shall be installed on a concrete pad to be constructed by Tenant in the vicinity of the trash dumpster enclosure, with the precise location to be approved by Landlord.

               ii. The generator and the appurtenant equipment shall be enclosed and screened from view in accordance with the standards of Lehigh Valley Corporation Center.

               iii. All conduits and cables connecting the generator with the Building shall be run in areas that are planted, shall not cross areas of paving or curbs, and shall be subject to Landlord's approval.

               iv. All work shall be performed at Tenant's sole expense utilizing contractors approved by Landlord, in compliance with all applicable Laws and Requirements. All planted areas disturbed by the installation or removal of the generator and appurtenant facilities shall be restored to the condition existing prior to disturbance by Landlord's landscaping contractor, at Tenant's expense.

               v. Tenant shall be obligated to comply with the Pennsylvania One Call System before digging any holes or trenches on the Property.

               vi. All penetrations of the Building made in connection with conduits or cables connecting the generator to the Premises shall be made in locations and utilizing methods approved by Landlord, and shall be properly sealed.

               vii. At the expiration or sooner termination of the Term, Tenant shall have the right to remove the generator. If Tenant exercises such right, Tenant shall also remove the equipment associated with the generator, but shall leave in place the concrete pad, the conduits and cables, and the screening and enclosure.

34.  ADDITIONAL PROVISIONS RELATING TO OPERATION OF PROPERTY; PAYMENT OF
     EXPENSES

          a. Notwithstanding the provisions of subsection 7(a) to the contrary, it is agreed that Annual Operating Expenses will not include costs incurred in Landlord performing construction for a specific tenant, marketing costs, or leasing commissions.

          b. The first sentence of subsection 7(e)(i) is hereby modified to read in its entirety as follows:

               Landlord will furnish the Premises with electricity, heating, and air conditioning for the normal use and occupancy of the Premises as general offices between 8:00 A.M. and 6:00 P.M., Monday through Friday (legal holidays excepted) and between 8:00 A.M. and 1:00 P.M. Saturday (legal holidays excepted) ("Normal Hours").

          c. Landlord agrees to provide Tenant with heating and air conditioning to the Premises outside of Normal Hours, provided that Tenant requests such additional hours of operation at least one (1) business day in advance. During the first five (5) lease years of the Term, Landlord agrees that the charges for additional hours of HVAC operation will be as follows:

               i. $35.00 per hour if the additional HVAC requirement is scheduled to be supplied for an uninterrupted period of one (1) week or longer; and

               ii. $45.00 per hour if the additional HVAC requirement is scheduled for a time period of less than one (1) full uninterrupted week.

          d. Notwithstanding the provisions of subsection 7(e)(ii) to the contrary, Landlord has installed an electric submeter for the Premises at Landlord's sole expense prior to the Commencement Date. Tenant shall be obligated to pay to Landlord the cost of all electricity supplied to the Premises as measured by such meter, as well as Tenant's Proportionate Share of all utilities supplied to the Common Areas.

35.  ADDITIONAL PROVISIONS RELATING TO SIGNS

     There is an existing monument sign located on the Property. Tenant, at Tenant's expense may install its name and logo on such sign, provided that Tenant restricts the uses of such sign to one (1) line thereof, and further provided that anything placed on such sign by Tenant must comply with the standards of Lehigh Valley Corporation Center.

36. ADDITIONAL PROVISIONS RELATING TO LANDLORD'S RIGHT TO RELOCATE TENANT; RIGHT OF ENTRY

          a. Subsection 11(a) is hereby deleted in its entirety.

          b. In subsection 1l(b) in the third line thereof, the time period of "12 months" is hereby changed to "9 months."

37.  ADDITIONAL PROVISIONS RELATING TO ASSIGNMENT AND SUBLETTING

     In the event that Tenant submits to Landlord for its consent a proposed assignment or subletting transaction, together with all information reasonably necessary for Landlord to grant or withhold its consent, but Landlord does not respond to Tenant within thirty (30) days of such completed submission, the proposed assignment or subletting transaction shall be deemed approved by Landlord as required by subsection 18(a). Notwithstanding such approval, subsections 18(b) and 18(c) shall apply to any such assignment or subletting transaction, as applicable.

38.  ADDITIONAL PROVISIONS RELATING TO SUBORDINATION

     Landlord represents to Tenant that the Property is not presently covered by the lien of a mortgage. In the event that Landlord encumbers the Property with the lien of a mortgage, Landlord will request and will use reasonable efforts to obtain form the mortgagee an agreement that such mortgagee will not disturb Tenant's possession under this Lease as long as Tenant is not in default of any of its obligations hereunder. Such agreement may be in the form of such mortgagee's standard Subordination, Nondisturbance and Attornment Agreement.

39.  ADDITIONAL PROVISIONS RELATING TO SURRENDER

     In subsection 21(c), in the fourth line thereof, the word "double" is hereby replaced with the phrase "one and one-half (l 1/2) times."

40.  ADDITIONAL PROVISIONS RELATING TO DEFAULTS - REMEDIES

          a. The following phrase is hereby inserted at the beginning of subsection 23(b)(ii): "Utilizing lawful process,..."

          b. If Landlord accelerates Tenant's obligations under this Lease pursuant to the provisions of subsection 23(b)(iii), payment from Tenant to Landlord of the accelerated obligations which would not have been due at the time of payment, but for Tenant's default and the resulting acceleration, shall be discounted to present value as of the date of such payment using the prime rate of interest as published in The Wall Street Journal (or any successor publication thereto) on the day before the date that payment is made, or, if The Wall Street

Journal (or any successor publication thereto) continues to be regularly published but is not published on the last mentioned date, using the prime rate of interest as published in the immediately preceding edition of The Wall Street Journal (or any successor publication thereto). If, at the relevant time, neither The Wall Street Journal nor any successor publication thereto continues to be regularly published, Landlord may substitute the prime rate of interest as published in a similar nationally recognized financial publication. Payments by Tenant shall first be applied to Landlord's costs; next to late charges; next to interest accrued; next to Tenant's obligations that would have been due from Tenant as of the date of payment had acceleration not occurred; and last to Tenant's obligations which would not have been due at the date of payment, but for the acceleration.

41.  ADDITIONAL PROVISIONS RELATING TO SECURITY DEPOSIT

     Provided that Landlord has not given Tenant notice of default more than two
(2) times preceding such date, and that there then exists no event of default by Tenant under this Lease nor any event that with the giving of notice and/or the passage of time would constitute a default, on or before thirty (30) days after Tenant gives notice to Landlord that Tenant has realized positive net income for the three (3) immediately preceding consecutive fiscal quarters, Landlord will reduce the amount of the required security deposit to $32,083.33, and will return to Tenant all portions of the security deposit then held by Landlord in excess of such amount. In order to be effective, such notice form Tenant to Landlord must include the following:

          a. A statement by Tenant's chief financial officer certifying that Tenant has realized positive net income for the most recent three (3) consecutive fiscal quarters of Tenant.

          b. Financial reports which provide reasonable backup for and explanation of such statement.

          c. A request for the reduction of the security deposit and for the refund of the excess security deposit being held by Landlord.

42.  ADDITIONAL PROVISIONS RELATING TO BUILDING RULES

     Notwithstanding the provisions of Building Rule No. 7 to the contrary, it is agreed that Tenant may change locks or place additional locks on doors, provided Tenant complies with the following terms and conditions:

          a. At all times, Landlord must have the ability to access all portions of the Premises. Therefore, Tenant shall immediately furnish to Landlord such keys, combinations, codes, or other means of access that may be necessary for Landlord to have access to all portions of the Premises.

          b. In installing or changing any locks or similar security devices, Tenant shall not make any alterations to any doors, door jambs, door frames, or other components of the Premises without Landlord's prior written approval.

43.  TENANT'S SPECIAL RIGHT OF EARLY TERMINATION

     Provided that there then exists no event of default by Tenant under this Lease nor any event that with the giving of notice and/or the passage of time would constitute a default, if Tenant gives a notice to Landlord (a "Termination Notice") on or before August 31, 2006, the Term of this Lease shall end effective at 11:59 P.M., local time, on August 31, 2007; and, in such event, the last mentioned date shall become the "Expiration Date" of the Term. In order for the Termination Notice to be effective, it must comply with the following conditions and requirements:

          a. It must be given by the required date, time being of the essence;
and

          b. It must be accompanied by the payment of a lease termination fee to Landlord in the amount of $62,333.34, which is intended by the parties to be a liquidated sum which is fair and reasonable as partial compensation to Landlord for the loss of rental income for the balance of the Term as a result of such permissible early termination.

44.  ADDITIONAL SPACE

     If and when any of the spaces located in the Building which are not part of the Premises (each of which shall be an "Additional Space") first becomes available for rental during the term of this lease and provided that Landlord has not given Tenant notice of default more than two (2) times during the immediately preceding twelve (12) months, that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant is the sole occupant of the Premises, Tenant shall have the right of first offer to lease all of the Additional Space, subject to the following:

          a. Landlord shall notify Tenant when the Additional Space first becomes available for rental by any party other than the tenant then in occupancy of the Additional Space and Tenant shall have seven (7) days following receipt of such notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for leasing such Additional Space and to have its offer considered by Landlord prior to the leasing by Landlord of the Additional Space to a third party. If Tenant notifies Landlord within such time period that Tenant is so interested, then Landlord and Tenant shall have 30 days following Landlord's receipt of such notice from Tenant within which to negotiate mutually satisfactory terms for the leasing of the Additional Space by Tenant and to execute an amendment to this lease incorporating such terms.

          b. If Tenant does not notify Landlord within such seven (7) days of its interest in leasing the Additional Space or if Tenant does not execute such amendment or lease within such 30 days, if applicable, then this right of first offer to lease the Additional Space will lapse and be of no further force or effect, and Landlord shall have the right to lease all or part of the Additional Space to any other party at any time on any terms and conditions acceptable to Landlord.

          c. This right of first offer to lease the Additional Space is a one-time right if and when each Additional Space first becomes available, is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party.

          d. This right of first offer on behalf of Tenant shall be not be exercisable by Tenant if Tenant has exercised its special right of early termination pursuant to Section 43 above. Furthermore, unless Tenant has first waived its right of early termination pursuant to Section 43 above, in a written notice to Landlord, Tenant shall have no right to receive notice that an Additional Space will be coming available or to lease such Additional Space after August 31, 2004.

          e. Tenant's rights under this Section shall be subject subordinate to any rights previously given to another tenant of the Building with regard to the leasing of additional areas of the Building. Furthermore, Landlord shall have the right to enter into an agreement with any tenant of space in the Building to extend such tenant's term of occupancy, whether or not such tenant has the right and option to extend the term of its lease, and, any such agreement between Landlord and a tenant of the Building shall not be considered a violation of Tenant's rights under this Section.


LANDLORD'S APPROVAL:                    /s/ Robert L. Kiel
                                        ----------------------------------------
                                        SENIOR VICE PRESIDENT, REGIONAL DIRECTOR

                                   EXHIBIT "B"
                         LEASE COMMENCEMENT CERTIFICATE

     The undersigned, as duly authorized officers and/or representatives of LIBERTY PROPERTY LIMITED PARTNERSHIP ("Landlord") and ________________________ ("Tenant"), hereby agree as follows with respect to the Lease Agreement (the "Lease") between them for premises located at _________________________ __________________________ (the "Premises"):

     1.   DATE OF LEASE:     ________________, 20___

     2.   COMMENCEMENT DATE: ________________, 20___

     3.   EXPIRATION DATE:   ________________, 20___

     4. Rent and operating expanses due on or before the Commencement Date for the period from the Commencement Date until the first day of the next calendar month (Not applicable if the Commencement Date is the first day of the calendar month):

APPORTIONED MINIMUM RENT:         $_______________
APPORTIONED OPERATING EXPENSES:   $_______________
TOTAL:                            $_______________

          Thereafter regular monthly payments due in the following amounts until adjusted in accordance with the Lease:

MONTHLY RENT INSTALLMENT:    $_______________
MONTHLY OPERATING PAYMENT:   $_______________
TOTAL MONTHLY PAYMENT:       $_______________

     5. Tenant certifies that, as of the date hereof, (a) the Lease is in full force and effect and has not been amended, (b) Tenant has no offsets or defenses against any provision of the Lease and (c) Landlord has substantially completed any improvements to be performed by Landlord in accordance with the Lease, excepting the Punch List items set forth on the Schedule attached hereto and initialed by Landlord and Tenant, if any.

     IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Certificate as of _____________, 20___

                                        LANDLORD:

                                        LIBERTY PROPERTY LIMITED PARTNERSHIP

                                        By: Liberty Property Trust,
                                            Sole General Partner


                                        By:
                                            ------------------------------------
                                        Name: Robert L. Kiel
                                        Title: Senior Vice President,
                                               Regional Director

                                        TENANT:

                                        ----------------------------------------
Witness/Attest:

----------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT "C"

                                 BUILDING RULES

     1. As stated in the lease, Tenant shall not use the Premises as a "place of public accommodation" as defined in the Americans with Disabilities Act of 1990, which identifies the following categories into one or more of which a business must fail to be a "place of public accommodation":

          a.   Places of lodging (examples: hotel, motel)

          b.   Establishments serving food or drink (examples: bar, restaurant)

          c. Places of exhibition or entertainment (examples: motion picture house, theater, stadium, concert hall)

          d. Places of public gathering (examples: auditorium, convention center, lecture hall)

          e. Sales or rental establishments (examples: bakery, grocery store, hardware store, shopping center)

          f. Service establishments (examples: bank, laundromat, barber shop, funeral parlor, hospital, gas station, business offices such as lawyer, accountant, healthcare provider or insurance office)

          g. Stations used for specified public transportation (examples: bus terminal, depot)

          h. Places of public display or collection (examples: museum, library, gallery)

          i.   Places of recreation (examples: park, zoo, amusement park)

          j. Places of education (examples: nursery, elementary, secondary, private or other undergraduate or postgraduate school)

          k. Social service center establishments (examples: day-care center, senior citizen center, homeless shelter, food bank, adoption agency)

          l. Places of exercise or recreation (examples: gym, health spa, bowling alley, golf course)

     2. Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

     3. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

     4. Tenant shall comply with all safely, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord's permission.

     5. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord's prior written consent, any shades, blinds or curtains in the Premises.

     6. Without Landlord's prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall sand and spackle all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the lease. Without Landlord's prior written consent, no walls or partitions shall be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall Tenant use any other method of heating, air conditioning or air cooling than that provided by Landlord; nor shall any mechanics be allowed to work in or about the Building other than those employed by Landlord.

     7. Tenant shall not change any locks nor place additional locks upon any doors and shall surrender all keys and passes at the end of the Term.

     8. Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than seeing eye dogs in the company of their masters be brought into or kept in or about the Premises.

     9. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules. Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

     10. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal office building standards for floor loading capacity. Landlord shall have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. Tenant shall obtain Landlord's written consent prior to the installation of any vending machines in the Premises.

     11. The use of rooms as sleeping quarters is strictly prohibited at all times.

     12. Tenant shall have the right, at Tenant's sole risk and responsibility, to use its proportional share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk, and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

     13. Tenant shall not smoke in the Building which Landlord has designated as a non-smoking building.

     14. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent same.

     15. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: security guards/monitors, telecommunications installers/maintenance). Tenant shall permit Landlord's employees and contractors and no one else to clean the Premises unless Landlord consents in writing. Tenant assumes all responsibility for protecting its Premises from theft and vandalism and Tenant shall see each day before leaving the Premises that all lights are turned out and that the windows and the doors are closed and securely locked.

     16. Landlord shall provide Tenant with the move-in and move-out policies for the Building with which Tenant shall comply. Throughout the Term, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building. At the end of the Term, Tenant's obligations regarding surrender of the Premises shall include Tenant's obligation to shampoo all carpet, strip and re-wax all vinyl composite tile and replace any damaged ceiling tiles, the cost of which obligations shall be deducted from the Security Deposit if not completed by Tenant prior to the Expiration Date.

     17. Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord's prior approval. Landlord shall be responsible for trash pickup of normal office refuse placed in ordinary office trash receptacles only. Excessive amounts of trash or other out-of-the-ordinary refuse loads will be removed by Landlord upon request at Tenant's expense.

     18. Tenant shall cause all of Tenant's Agents to comply with these Building Rules.

     19. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord's reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the lease.

     20. These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

     21. Tenant shall be deemed to have read these Building Rules and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

                                   EXHIBIT "D"

                                CLEANING SERVICES

        Prepared For: LIBERTY PROPERTY TRUST

Areas to be serviced: 1525 Valley Center Parkway
                      Bethlehem, PA 18017

COMMON AREAS, VESTIBULE, LOBBY, STAIRWELLS & CORRIDOR, RESTROOMS, ELEVATORS

                                                                         DAILY     WEEKLY
                                                                         -----   ---------
GENERAL HOUSEKEEPING
Empty waste receptacles                                                    X
Sanitize and replace liners in waste receptacles as needed                 X
Wipe down wall near waste receptacles                                      X
Wipe down trash containers as needed                                                 X
Empty paper recycle receptacles                                            X
Remove boxes marked "trash"                                                X
Remove all trash to designated area                                        X
Clean and sanitize drinking fountains                                      X
Dust horizontal surfaces to hand height                                    X
Dust horizontal surfaces above hand height with proper tools                     AS NEEDED
Remove dust and cobwebs from ceiling areas with proper tools                     AS NEEDED
Spot clean reception lobby door glass entrances                            X
Clean entire lobby glass doors                                                       X
Clean exterior ash urns                                                    X
Clean and sanitize drinking fountains                                      X

TILE FLOORS
Dry mop                                                                    X
Damp mop (general purpose cleaner)                                         X

CARPET
Vacuum traffic lanes                                                       X
Wall to wall detailed vacuum                                                         X

RESTROOMS
Clean and sanitize all fixtures                                            X
Clean glass and mirrors                                                    X

Spot clean wall, dispensers and partitions                                 X
Empty waste receptacles                                                    X
Sanitize and replace liners in waste receptacles as needed                 X
Wipe down trash containers as needed                                       X
Refill all dispensers (hand soap, paper products and sanitary napkins)     X
Dust horizontal surfaces to hand height                                    X
Dust horizontal surfaces above hand height                                           X
Dry mop                                                                    X
Damp mop (with an approved disinfectant)                                   X

LOUNGE AREAS

STAIRWELLS (Dust, high and low. Dry and wet mop)                                     X

MISCELLANEOUS SERVICES

                                CLEANING SERVICES

Areas to be serviced:
OFFICES

                                                                         DAILY     WEEKLY
                                                                         -----   ---------
GENERAL HOUSEKEEPING
Empty waste receptacles                                                    X
Replace liners in waste receptacles as needed                              X
Wipe down wall near waste receptacles                                                X
Empty paper recycle receptacles                                                      X
Remove any boxes marked "trash"                                            X
Remove all trash to designated area (protect floors from leakage)          X
Clean and sanitize telephone handsets                                                X
Clean and sanitize drinking fountains                                      X
Dust areas of furniture, desks, chairs, and tables                         X
Dust areas of filing cabinets, bookcases and shelves                       X
Dust horizontal surfaces to hand height                                    X
Dust horizontal surfaces above hand height                                           X
Remove dust and cobwebs from ceiling areas                                           X
Spot clean visible areas of desk tops (do not disturb any paper, etc.)     X
Spot clean reception lobby glass including front door                      X
Spot clean glass in partitions and doors through office space                    AS NEEDED

TILE
Dry mop                                                                    X
Spot (damp) mop                                                            X
Damp mop                                                                             X

CARPET
Vacuum traffic lanes                                                       X
Wall to wall detailed vacuum                                                         X

RESTROOMS

DATE LAST REVISED: 11/20/00

FILE NAME: CLEANING SERVICES

                                   EXHIBIT "E"

                           TENANT ESTOPPEL CERTIFICATE

     Please refer to the documents described in Schedule 1 hereto, (the "Lease Documents") including the "Lease" therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the "Mortgagees") that as of the date hereof.

     1. The information set forth in attached Schedule 1 is true and correct.

     2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule 1, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

     3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

     4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

     5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

     6. To Tenant's knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

     7. Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

     8. Except as set forth on Part M of Schedule 1, no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

     9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Mortgagees will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

     10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Mortgagees.

     IN WITNESS WHEREOF, Tenant has executed this Certificate this ___ day of ___________, 19___.


                                        ----------------------------------------
                                        Name of Tenant


                                        By: /s/ LAWRENCE R. IRVING
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                    SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

                 Lease Documents, Lease Terms and Current Status

A.   Date of Lease:

B.   Parties:

     1.   Landlord:

     2.   Tenant d/b/a:

C.   Premises known as:

D.   Modifications, Assignments, Supplements or Amendments to Lease:

E.   Commencement Date:

F.   Expiration of Current Term:

G.   Options:

H.   Security Deposit Paid to Landlord: $__________

I.   Current Fixed Minimum Rent (Annualized): $__________

J.   Current Additional Rent (and if applicable, Percentage Rent) (Annualized):
     $__________

K.   Current Total Rent: $__________

L.   Square Feet Demised:

M.   Tenant's Bankruptcy or other Insolvency Actions:


                                       E-2